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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A
                                (Amendment No. 1)


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 18, 2005


                       NEW YORK REGIONAL RAIL CORPORATION
             (Exact name of Registrant as specified in its charter)


Delaware                                  000-28583              13-3081571
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)   (IRS Employer
incorporation or organization)                               Identification No.)

                 5266 Seneca Street, West Seneca, New York 14224
          -------------------------------------------------- ----------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (716) 675-6015
                                  -------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-14(c))



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ITEM 5.02. DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

         On June 29, 2005, the Board of Directors of New York Regional Rail Corporation (the "Company") received a letter from Mr. Joel Marcus whereby he resigned from his position as a Director of the Company. Mr. Marcus's letter of resignation is Exhibit 17.1 hereto.

         As previously reported in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the "SEC") on May 27, 2005, the Board of Directors terminated Mr. Marcus as Chief Financial Officer of the Company on May 26, 2005.

         On June 8, 2005, the Company filed a preliminary information statement on Form 14C (the "Information Statement") with the SEC in connection with the execution on or about June 8, 2005 of a written consent by the holder of a majority of the votes of the outstanding capital stock of the Company, authorizing and approving the removal of Mr. Marcus as a Director of the Company, to be effective 20 days after the date on which the definitive information statement was to be first mailed to stockholders. The Company has not filed a definitive information statement in connection with this matter or sent the information statement to stockholders, and given Mr. Marcus's resignation, will not file or mail such definitive information statement.

         Mr. Marcus has made allegations about the filing of the Company's Annual Report on Form 10-KSB (the "Annual Report"). The Company disputes all allegations made by and on behalf of Mr. Marcus with respect to the filing of the Annual Report. The Company believes that Mr. Marcus resigned as a Director of the Company in response to the Company's filing of the Information Statement with the SEC (i.e., so that he could resign before being removed from his position as Director).

         The Company has provided Mr. Marcus and his attorney with a copy of the disclosures set forth in the Current Report on Form 8-K filed by the Company on July 6, 2005 (to which this Form 8-K/A is being filed as an amendment) whereby it provided Mr. Marcus with the opportunity to furnish the Company as promptly as possible with a letter addressed to the Company stating whether or not he agrees with the Company's statements therein and, if not, stating the respects in which he does not agree.

         This amendment to the Current Report on Form 8-K is being filed in order to file the letter from Mr. Marcus dated July 14, 2005 and received by the Company on July 18, 2005, which is filed as Exhibit 17.2 hereto.

         The Company continues to dispute the allegations made by Mr. Marcus with respect to the Annual Report. In connection with the preparation of the Annual Report, all material changes and edits requested by Mr. Marcus that were accurate were made by the Company prior to the filing of the Annual Report. Mr. Marcus was provided with a copy of the final version of the Annual Report and Mr. Marcus thereafter executed the certifications with respect to such Annual Report. The changes to the Annual Report referenced by Mr. Marcus in his letter of July 14, 2005 and the attachment thereto include additional changes that were not conveyed to the Company prior to the filing of the Annual Report, and the Company continues to believe that Mr. Marcus's resignation as a Director of the Company was in response to the filing of the Information Statement.

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ITEM 8.01.  OTHER EVENTS.

         The Company has identified what it believes to be several material weaknesses in its internal controls over financial reporting at its subsidiary, J.S. Transportation, Inc. The material weaknesses have been identified by the Company's new management team and include inadequate accounting and internal control functions, as well as the failure by such subsidiary to maintain proper records or adequate control over its property, accounts and funds. The full scope of the accounting and internal control inadequacies at J.S. Transportation, Inc. is presently being investigated by the Company. Once the Company has completed its investigation and identified the scope of any problems which may exist, the Company intends to implement such remedial measures to remedy such material weaknesses in its internal controls over financial reporting and ensure that its disclosure controls and procedures are effective and/or take such other actions that may be necessary or desirable. Following the institution of remedial measures, the Company intends to use reasonable efforts to file all documents required under the Securities Exchange Act of 1934, as amended, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, and take such appropriate actions as are necessary or desirable to permit the trading of its securities on the OTC Bulletin Board. Outside counsel has been engaged to assist the Company in connection with its investigation. The Company also intends to take such other actions and institute such appropriate legal proceedings against responsible parties as are necessary or desirable to protect the Company and its stockholders.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.  The following exhibit is filed as a part of this Form 8-K:


    Exhibit No.                          Description
    -----------   --------------------------------------------------------------

      17.1 Resignation letter of Joel Marcus, dated June 28, 2005 is incorporated herein by reference to Exhibit 17.1 to the Company's Current Report on Form 8-K, filed on July 6,
                  2005.
      17.2 Letter from Joel Marcus to Donald B. Hutton, Chief Executive Officer of New York Regional Rail Corporation, dated July 14, 2005.






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                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2005     NEW YORK REGIONAL RAIL CORPORATION


                         By: /s/ Donald B. Hutton
                            ----------------------------------------------------
                            Name:     Donald B. Hutton
                            Title:    Chief Executive Officer